UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/03/2008

VOYAGER LEARNING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number:  1-3246

Delaware	36-3580106
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

789 E. EISENHOWER PARKWAY
ANN ARBOR, MI 48108-3213
(Address of principal executive offices, including zip code)

734-761-4700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 3, 2008 Voyager Learning Company (the "Company") reached an agreement in principle to settle the shareholder derivative litigation law suit filed against it and certain officers and directors in the U.S. District Court for the Eastern District of Michigan. Under the terms of the agreement, the Company and its insurers would pay an amount not to exceed $650,000 in attorneys' fees and agree to maintain or adopt additional corporate governance standards. The Company's portion of this amount is equal to $500,000. The settlement is subject to completion of a Stipulation of Settlement to be signed by the parties, preliminary and final court approval and the provision of notice to shareholders. There is no assurance that a final Stipulation of Settlement will be completed, court approval will be obtained or putative class member participation will be sufficient. A copy of the Memorandum of Understanding is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Shareholder Derivative Memorandum of Understanding.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER LEARNING COMPANY

Date: December 04, 2008	By:	/s/ Todd W. Buchardt
Todd W. Buchardt
Senior Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Derivative MOU Final 12.3.08